UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

CeCors, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-118799	20-0375035
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

854 Upper Canada Drive, Sarnia, ON N7W 1A4

(address of principal executive offices) (zip code)

877-348-1155

(registrant’s telephone number, including area code)

 212 Bradford Dr.

Carencro, LA 70520

(337) 255-0933

 _________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2019, Peter Zompa issued a resignation as the Secretary of CeCors, Inc. and a Director due to his commitments with another publicly held corporation.

Concurrently, the following new Officers and Directors have been selected to service the Company and ensure continuity of its business and corporate affairs:

Bob Gardiner as President and Director

Allen Greenspoon, M.D. as Vice President and Director

Jasbir S. Kang, M.D. as Treasurer, Secretary and Director

The biographical information for the new Officers and Directors is as follows:

Bob Gardiner, President and Director of CeCors, Inc. since August 14, 2019

Mr. Gardiner has 25 years experience in Business Development and has been responsible for start-up, developing and selling a number of Canadian Corporations. (1993-1997 Independent Dairy – sold to Evans Wholesale 1997; 1998-2001 partner Aqua Mist Drinking Water, 2001 – sold to Danone (Crystal Springs); 2001-2006 Crystal Springs Franchisee and Regional Manager, 2006 sold to franchisee Ted Frayne; 2012-2014 Business Development Winmar). He worked in alliance with a Canadian Investment Bank (CIBC; Canadian Imperial Bank of Commerce) to assess and evaluate the corporation for potential acquisition. In 2001, Mr. Gardiner has worked with Danone Group (a multinational corporation listed on Euronext Paris and a component of the CAC 40 stock market index) in a management position after his company (AquaMist) was acquired in 2001 by the Fortune Global 500 Group. The Company believes that Mr. Gardiner’s past experience gives him an understanding of the Company’s intended acquisitions and direction and expansion of its portfolio companies.

Education: Western Michigan University – 1974-1978 (Business)

Allen Greenspoon, M.D., Vice President and Director of CeCors, Inc. since August 14, 2019

Dr. Allen Greenspoon is a Medical Director, Senior Medical Consultant at Wellinqton at Work (1978 to Present). He is also a Family Physician with Hamilton Community Health Centre Family Health Team (200 to Present). His vision of an integrated health care model, health education and health promotion, while providing expedited access to medical services has maximized patient experience. Dr. Allen Greenspoon's area of special interest is in Occupational Health. He has been instrumental in leveraging many key partnerships with corporate clients to maintain safe, productive workplaces. A vision to provide employers the necessary services to access medical care quickly has made Wellington Medical Centre, the provider of choice for Occupational Medical services in the GTHA (Greater Toronto and Hamilton Area) Employees are provided access to the best in health care and expedited medical management. Dr. Greenspoon is an Independent Medical Assessor, a Transport Canada Marine Medical Examiner and Medical Director of Wellington Medical Centre and Wellington at Work. Dr. Greenspoon is also a sponsor of the WSIB Safety Group Program. His work in Occupational Health, connecting business to healthcare, has led to healthcare innovations in Telemedicine and healthcare technology management.

Dr. Allen Greenspoon graduated from the University of Toronto (l978) - Doctor of Medicine.

Jasbir S. Kang, M.D., Treasurer, Secretary and Director of CeCors, Inc. since August 14, 2019

Dr. Kang is President of Crossroads Counseling Consulting Associates in Moon Township, Pennsylvania. Dr. Kang has been President of Crossroads Counseling since 2002. Dr. Kang resides in Sewickley, Pennsylvania.

Dr. Kang has many memberships in Professional and Scientific Societies such as American Psychiatric Society (1983-Present) and UPMC Beaver Valley Mental Health Services (1992-Present). He has received numerous grants for research and has contributed to published articles.

Dr. Kang attended Government College in Coimbatore, Tamil Nadu, India between 1966-1968. He attended and graduated with a M.B.B.S. in Medicine from Christian Medical College in Vellore, India (1969-1976). He was an intern at Christian Medical College from 1976-1977. During 1977-1978, Dr. Kang was a Senior Research Fellow at the Post Graduate Institute of Medical Education and Research in Chandigarh, India. He was Psychiatric Resident/Chief Resident in 1983-1986 at the Nebraska Psychiatric Institute in Omaha, Nebraska.

Item 8.01	Other Events

As of September 6, 2019, the Company’s current address is 854 Upper Canada Drive, Sarnia, ON N7W 1A4 and the telephone number is 877-348-1155.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Resignation Letter of Peter Zompa dated August 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2019	CeCors, Inc.

	By:	/s/ Robert Gardiner
Name: Robert Gardiner
Title: President